[Portions herein identified by ** have been ommitted pursuant to a request for confidential treatment and have been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]


                                                                    Exhibit 10.6

                                LICENSE AGREEMENT
                                -----------------



         This License Agreement (hereinafter referred to as this "Agreement"), effective as of February 15, 2002 (the "Effective Date"), is entered into by and between Oleoyl-Estrone Developments SL (the "Licensor") and Manhattan Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the Licensor is the owner of the intellectual property set forth in Appendix I hereto which is based on inventions and confidential information discovered at the University of Barcelona (the "University") relating to the use of fatty acid monoesters of estrone for the treatment of obesity and/or overweight (the "Invention"); and

         WHEREAS, the Licensor may discover or develop, or acquire ownership of pursuant to a Contract Research Agreement dated December 15, 2001, between Licensor, Dr. Maria Alemany and the University (the "University Contract"), additional intellectual property, technical information or proprietary rights which may be subject to the terms of this Agreement; and

         WHEREAS, the Licensor desires to grant to the Company and the Company desires to obtain a license to the Invention and to further developments thereto upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, it is agreed as follows:

                             ARTICLE 1 - DEFINITIONS
                             -----------------------

         For the purposes of this License Agreement, the following words and phrases shall have the following meanings:

         1.1 The "Company" shall mean Manhattan Pharmaceuticals, Inc., a Delaware corporation.

         1.2 "Affiliate" shall mean, with respect to any Entity (as hereinafter defined), any Entity that directly or indirectly controls, is controlled by, or is under common control with such Entity.

            1.2.1 "Control" shall mean, for this purpose, the direct or indirect control of more than fifty percent (50%) of the voting securities of an Entity or, if such Entity does not have outstanding voting securities, more than 50% of the directorships or similar positions with respect to such Entity.

            1.2.2 "Entity" shall mean any corporation, association, joint venture, partnership, limited liability company, trust, university, business, individual, government or political subdivision thereof, including an agency, or any other organization that can exercise independent legal standing.

         1.3 "Patent Rights" shall mean:

            1.3.1 all U.S. and foreign patents and patent applications set forth in Appendix I;

            1.3.2 Any other United States and/or foreign patent applications and/or patents together with any and all patents issuing thereon, including parent patents, continuation, divisionals and re-issue applications, re-examinations and continuation-in-part applications and any United States or foreign patents granted upon such applications, based upon any Improvements, any and all of which shall be deemed added to Appendix I;

            1.3.3 Any later-filed United States and/or foreign patent applications based on the patent applications and/or patents listed in Appendix I, or corresponding thereto, including any continuations, continuations-in-part, divisional, reissues, reexaminations, or extensions thereof;

            1.3.4 Any United States and/or foreign patents issuing from any of the foregoing; and 1.3.5 Any United States and/or foreign trademark applications filed by or on behalf of the Licensor related to the Invention.

         1.4 "Know-how" shall mean all tangible information (other than that contained in the Patent Rights) whether patentable or not (but which has not been patented) and physical objects related to the Invention or to the Licensed Product, including but not limited to formulations, materials, data, drawings and sketches, designs, testing and test results, regulatory information of a like nature, owned by any of the Licensor as of the Effective Date or subsequently generated or acquired by the Licensor during the term of this Agreement, which the Licensor has the right to disclose and license to the Company, and which arose in Dr. Alemany's, Dr. Xavier Remesar's and Dr. Jose A. Fernandez' respective laboratory under one or all of their direction.

         1.5 "Licensed Product(s)" shall mean:

            1.5.1 Any product that is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the product is made, used, leased or sold;

            1.5.2 Any product which is used according to a method, which is covered in whole or in part by a valid and unexpired claim, contained in the Patent Rights in the country in which the method is used.

         1.6 "Improvements" means any inventions or improvements to the Invention, in each case, within the scope of one or more claims of any of the Patent Rights, acquired, created or made by the Licensor during the term of this Agreement and which arose in Dr. Alemany's, Dr. Xavier Remesar's and Dr. Jose A. Fernandez' respective laboratory under one or all of their direction.

                                ARTICLE 2 - GRANT
                                -----------------

         2.1 The Licensor hereby grants to the Company, and the Company accepts, subject to the terms and conditions of this Agreement, a worldwide license in all fields of use to practice under the Patent Rights and to utilize the Know-how, to make, have made, use, lease and/or sell the Licensed Products, to the full end of the term for which the Patent Rights are granted, unless sooner terminated as hereinafter provided.

         2.2 Notwithstanding any other provision contained in this Agreement, the Licensor retains an irrevocable, non-exclusive, royalty-free right to use the technology, ideas and enhancements reflected in the Patent Rights and the Know-how solely for its internal, non-commercial use.

         2.3 The Licensor owns the Patent Rights, free and clear of all liens, charges, encumbrances or other restrictions or limitations of any kind whatsoever and, to the Licensor's knowledge and belief, there are no licenses, options, restrictions, liens, rights of third parties, disputes, royalty obligations, proceedings or claims relating to, affecting, or limiting its rights or the rights of the Company under this Agreement with respect to, or which may lead to a claim of infringement or invalidity regarding, any part or all of the Patent Rights and their use as contemplated in the underlying patent applications as presently drafted.

         2.4 Prior to execution of this Agreement, the Licensor has made available to the Company a fully executed copy of the Declaration of Assignment between the Licensor and the University (a copy of which is attached hereto as Exhibit 2.4) granting the Licensor exclusive, absolute, irrevocable right, title and interest to practice the rights granted thereunder together with the right to grant the license granted to the Company hereunder. The Licensor further represents to the Company that it requires no consent from any third party (including without limitations, the University, the Licensor's stockholders to any governmental agency) to grant to the Company the rights granted hereunder and that it has made all regulatory filings required in order to secure the rights granted under the Declaration of Assignment, including filing with the Commercial Registry..

         2.5 To the Licensor's knowledge and belief there is no claim, pending or threatened, of infringement, interference or invalidity regarding, any part or all of the Patent Rights and their use as contemplated in the underlying patent applications as presently drafted.

         2.6 The Licensor has disclosed certain information to the Company or its Affiliates subject to the terms of the Confidentiality Agreement entered into prior to the execution of this Agreement, which, to Licensor's knowledge, constitutes all material information in Licensor" possession relating to the Invention.

         2.7 The Licensor grants to the Company the right to grant sublicenses to third-parties under the license granted hereunder, subject, solely in the case of a sublicense to an Affiliate of the Company, to the prior written consent of the Licensor which will not be unreasonably withheld. In order to enable the Licensor to make a determination regarding any such proposed sublicense that is subject to Licensor's consent pursuant to the immediately preceding sentence, the Company shall give the Licensor prior written notice thereof, such notice to be accompanied by the proposed sublicense agreement, if available, or, if such agreement is not then available, by a description setting forth in reasonable detail, the identity of the proposed sublicensee and the terms and conditions of such sublicense. The Licensor shall respond to any request for consent by the Company within fourteen (14) days following the Licensor's receipt of the Company's notice and accompanying information. The failure by Licensor timely to respond to any such request for consent shall be deemed to constitute Licensor's consent to the sublicense described in the Company's notice. The Company shall remain responsible for the performance hereunder by its sublicensees.

            2.7.1 Within 30 days after execution or receipt thereof, as applicable, the Company shall provide the Licensor with a copy of each sublicense issued hereunder.

            2.7.2 Upon termination of this Agreement other than by expiration in accordance with paragraph 7.7 or as a result of a breach of Section 3 hereof, any and all sublicenses shall survive such termination provided that (a) the sublicensee is not in default as of the date of termination and (b) the Licensor shall be entitled to receive all royalties and other payments payable by the sublicensee to the Company in respect of such sublicense for all periods from and after the date on which this Agreement terminates and shall be entitled to enforce the provisions of such sublicense against the sublicensee and to exercise the remedies of the Company thereunder fully and to the same extent as if the Licensor were the original sublicensor thereunder. The Company shall cause each sublicense it enters into hereunder to contain a provision to the effect set forth in this Section 2.7.2

            2.7.3 The Company's right to sublicense hereunder shall be subject to the Company obtaining the sublicensee's agreement to be bound by the terms of this Agreement directly or indirectly applicable to sublicensees, including without limitation, confidentiality and indemnitifcation of the Licensor (provided that such agreement shall not relieve the Company of its own obligations under this Agreement).

         2.8 Licensor agrees that it will promptly disclose to the Company, or any persons designated by the Company, all Improvements and Know-how acquired by it during the term of this Agreement, which Improvements and Know-how shall be owned by Licensor and licensed to the Company pursuant to this Agreement. The Licensor further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on any such Improvements in any and all countries, and to that end the Licensor will execute all documents necessary:

            2.8.1 to apply for, obtain and vest in the name of the Licensor letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same, all of which shall be subject to the license granted hereby; and

            2.8.2 to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

                            ARTICLE 3 - DUE DILIGENCE
                            -------------------------

The Company shall use its commercially reasonable efforts to bring Licensed Products to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights and Know-how and continue active, diligent marketing efforts for Licensed Products throughout the life of this Agreement. Schedule B hereto contains the Company's good faith estimates of the timing of the initial phases of the exploitation of the Patent Rights and Know-how, although the parties acknowledge and agree that such estimates are based on the Company's current plans and will be subject to change based upon actual pre-clinical and clinical testing results and other factors outside of the Company's control. The Company will deliver to the Licensor written status and progress reports, or hold meetings with the Licensor, concerning the status of such exploitation and marketing efforts, upon the written request of the Licensor, which reports or meetings may be requested no more than quarterly. The Licensor may also request oral or informal information from the Company with respect to such matters from time to time.

                    ARTICLE 4 - EQUITY AND MILESTONE PAYMENTS
                    -----------------------------------------

         4.1 On the Effective Date, (i) upon execution and delivery of the Stockholders Agreement (as hereinafter defined) by the parties thereto, the Company shall issue to the Licensor a number of shares of common stock of the Company, par value $.001 per share ("Common Stock") representing twenty percent (20%) of the outstanding shares of Common Stock of the Company as of the Effective Date; (ii) the Company, the Licensor and the principal stockholder of the Company shall execute and deliver a Stockholders' Agreement containing, among other things, certain rights and obligations relating to the ownership of the Common Stock by the Licensor (the "Stockholders Agreement"); and (iii) the Company and the Licensor shall execute and deliver a Consulting Agreement pursuant to which the Licensor will provide the services of the Inventors to consult with the Company, upon the terms and conditions set forth therein.

         4.2 The Company shall pay to the Licensor the following cash payments:

            4.2.1 $** upon execution of this Agreement;

            4.2.2 $** upon the treatment of the first patient in a phase I clinical trial under a Company sponsored Investigational New Drug Application ("IND");

            4.2.3 $** upon the treatment of the first patient in a phase II clinical trial under a Company sponsored IND;

            4.2.4 $** upon the first successful completion of a Company sponsored phase II clinical trial under a Company sponsored IND;

            4.2.5 $** upon the first successful completion of a Company sponsored phase III clinical trial under a Company-sponsored IND;

            4.2.6 $** upon the first final approval of the first New Drug Application ("NDA") for the first Licensed Product by the United States Food and Drug Administration (the "FDA");

         4.3 All payments pursuant to paragraph 4.2 above shall become due and payable within 30 days after achievement of the indicated milestone. The Company shall give the Licensor prompt notice of the achievement, if any, of each such milestone.

         4.4 All payments shall be made in U.S. dollars. Payments shall be made by wire transfer of funds to an account designated in writing by the Licensor.

                         ARTICLE 5 - REPORTS AND RECORDS
                         -------------------------------

         5.1 Within sixty (60) days from the end of each calendar quarter, the Company shall deliver to the Licensor complete and accurate reports, giving such particulars of the business conducted by the Company during the preceding quarter under this License Agreement as shall be pertinent to the Licensor. These shall include at least the following:

            5.1.1 Names and addresses of all sublicensees and Affiliates of the Company.

            5.1.2 A copy of any report, which is in substance similar to the report required by this Article 5, received from any sublicensee and other documents received from any sublicensee as the Licensor may reasonably request.

         5.2 The Licensor agrees to hold in confidence each report delivered by the Company pursuant to this Article 5 until the termination of this Agreement. Notwithstanding the foregoing, the Licensor may disclose any such information required to be disclosed pursuant to any judicial, administrative or governmental request, subpoena, requirement or order, provided that the Licensor takes reasonable steps to provide the Company with the opportunity to contest such request, subpoena, requirement or order.

                 ARTICLE 6 - PATENT PROSECUTION AND MAINTENANCE

         6.1 The Company, at its sole cost and expense, shall diligently prosecute and maintain the Patent Rights as set forth in Appendix I hereto (as the same may be amended or supplemented from time to time after the date hereof), including, but not limited to, the filing of patent applications for Improvements, utilizing such patent counsel as may be mutually agreed upon by the parties hereto. The Company agrees to keep the Licensor reasonably well informed with respect to the status and progress of any such applications, prosecutions and maintenance activities including and to consult in good faith with the Licensor and take into account the Licensor's comments and requests with respect thereto. Both parties agree to provide reasonable cooperation to each other to facilitate the application and prosecution of patents pursuant to this Agreement.

         6.2 The Company may, in its discretion, elect to abandon any patent application or issued patent comprising the Patent Rights, in which case the Company shall make no further use of such Patent Rights and such rights shall revert to the Licensor. Prior to any such abandonment, the Company shall give the Licensor at least 60 days notice and a reasonable opportunity to take over prosecution of such Patent Rights. In such event, the Licensor shall have the right, but not the obligation, to commence or continue such prosecution and to maintain any such Patent Rights under its own control and at its expense and the Company shall then make no further use of any such Patent Rights and shall have no royalty or other obligation to the Licensor in respect of any Licensed
Products, the manufacture, use or sale of which is covered by a valid and unexpired claim of such Patent Rights. The Company agrees to cooperate in such activities, including execution of any assignments or other documents necessary to enable the Licensor to obtain and retain sole ownership and control of such Patent Rights.

                             ARTICLE 7 - TERMINATION
                             -----------------------

         7.1 If the Company shall become bankrupt, or shall file a petition in bankruptcy, or if the business of the Company shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of the Company or otherwise, this License Agreement shall automatically terminate.

         7.2 In the event that the Company fails to make payment to the Licensor of amounts due in accordance with the terms of this Agreement or any other agreement between the Licensor and the Company, provided such failure to make payment is not as a result of a bona fide dispute between the Licensor and the Company, the Licensor shall have the right to terminate this License Agreement within thirty (30) days after giving said notice of termination unless the Company shall pay to the Licensor, within the 30-day period, all such amounts due and payable (together with interest thereon until receipt of payment in full at a rate equal to 10% per annum). Subject to Article 8, upon the expiration of the 30-day period, if the Company shall not have paid all such amounts due and payable, the rights, privileges and license granted hereunder shall, at the option of the Licensor, immediately terminate.

         7.3 Upon any material breach or default of this License Agreement by the Company, other than as set forth in Paragraphs 7.1 and 7.2 hereinabove, the Licensor shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder upon giving sixty (60) days notice to the Company. Such termination shall become effective immediately unless the Company shall have cured any such breach or default prior to the expiration of the sixty (60) day period referred to above.

         7.4 The Company shall have the right at any time to terminate this Agreement in whole or as to any portion of the Patent Rights by giving sixty
(60) days notice thereof in writing to the Licensor.

         7.5 If the University Contract shall cease to be in full force and effect or the Licensor and the University enter into any amendment or modification of the University Contract that adversely affects the rights of the Company hereunder (each, an "Adverse Condition"), the Company shall have the right to terminate this Agreement upon thirty (30) days notice to the Licensor. Such termination shall become effective immediately unless such Adverse Condition shall have been cured prior to the expiration of such thirty (30) day period.

         7.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination or obligations under Articles 5, 8, 9, 10, 15 and 16. The Company and/or any sublicensee thereof may, however, at any time after the effective date of such termination and continuing for a period not to exceed six (6) months thereafter, sell all completed Licensed Products, and any Licensed Products in the process of manufacture at the time of such termination, and sell the same, provided that the Company shall pay or cause to be paid to the Licensor the royalties thereon as required by Article 4 of this License Agreement and shall submit the reports required by Article 5 hereof on the sales of Licensed Products.

         7.7 If not terminated sooner, this Agreement shall terminate on the date of the last to expire claim contained in the Patent Rights.

         7.8 Upon termination of this Agreement, except pursuant to 7.7 hereof, the Company shall have no further rights to the Patent Rights and Know-how granted hereunder, and shall make no further use thereof, including the manufacture, use or sale of Licensed Products, except as otherwise set forth herein.

         7.9 Upon termination of this Agreement, the Company agrees to cooperate fully with the Licensor or its respective nominees: (i) to take whatever steps are reasonably necessary and appropriate to effect reversion to the Licensor of all rights to the Patent Rights and Know How in all relevant countries; and (ii) to transfer, or to hand over, to the Licensor or such nominees, all information obtained by the Licensor in connection with the exploitation of the Licensed Patents and Know How and/or marketing of Licensed Products during the term of this Agreement, including information derived in any pre-clinical and clinical trials, and all regulatory filings, health registrations and sales permissions regarding Licensed Products in all countries in which such regulatory filings, health registrations or sales permissions have been obtained with respect thereto.

                             ARTICLE 8 - ARBITRATION
                             -----------------------

         8.1 Any dispute arising from or relating to this Agreement shall be determined before a tribunal of three (3) arbitrators in New York, New York in accordance with the rules of the American Arbitration Association. The Licensor shall select one arbitrator; the Company shall select one arbitrator and the third arbitrator shall be selected by mutual agreement of the first two arbitrators.

         8.2 Any claim, dispute, or controversy concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder shall be resolved in court having jurisdiction thereof.

         8.3 In the event that, in any arbitration proceeding, any issue shall arise concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, the arbitrators shall, to the extent possible, resolve all issues other than validity, enforceability, and infringement; in any event, the arbitrators shall not delay the arbitration proceeding for the purpose of obtaining or permitting either party to obtain judicial resolution of such issues, unless an order staying the arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, in any proceeding to enforce any arbitration award hereunder, or in any proceeding otherwise arising out of any such arbitration award.

         8.4 The costs of such arbitration shall be borne proportionate to the finding of fault as determined by the Arbitrator. Judgment on the arbitration award may be entered by any court of competent jurisdiction.

                   ARTICLE 9 - INFRINGEMENT AND OTHER ACTIONS
                   ------------------------------------------

         9.1 The Company and the Licensor shall promptly provide written notice, to the other party, of any alleged infringement by a third party of the Patent Rights and provide such other party with any available evidence of such infringement.

         9.2 During the term of this Agreement, the Company shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the Patent Rights. In furtherance of such right, the Licensor hereby agrees that the Company may join the Licensor as a party in any such suit, without expense to the Licensor. No settlement, consent judgment or other voluntary final disposition of any such suit which would adversely affect the rights of the Licensor may be entered into without the consent of the Licensor, which consent shall not be unreasonably withheld. The Company shall indemnify and hold the Licensor harmless against any costs, expenses or liability that may be found or assessed against the Licensor in any such suit other than resulting from the Licensor's gross negligence, recklessness or willful misconduct.

         9.3 In the event that a claim or suit is asserted or brought against the Company alleging that the manufacture or sale of any Licensed Product by the Company, an Affiliate of the Company, or any sublicensee, or the use of such Licensed Product by any customer of any of the foregoing, infringes proprietary rights of a third party, the Company shall give written notice thereof to the Licensor. The Company may, in its sole discretion, modify such Licensed Product to avoid such infringement and/or may settle on terms that it deems advisable in its sole discretion, subject to paragraph 9.2. Otherwise, the Company shall have the right, but not the obligation, to defend any such claim or suit. In the event the Company elects not to defend such suit, the Licensor shall have the right, but not the obligation to do so at its sole expense.

         9.4 Any recovery of damages by the Company, in any such suit brought by the Company, shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the Company relating to the suit. The balance remaining from any such recovery shall be shared 80% to the Company and 20% to the Licensor. Any recovery of damages by the Licensor, in any such suit brought by the Licensor, shall be applied first in satisfaction of any unreimbursed expense and legal fees of the Licensor relating to such suit. The balance remaining from any such recovery shall be shared 80% to the Licensor and 20% to the Company.

         9.5 If within six (6) months after receiving notice of any alleged infringement, the Company shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if the Company shall notify the Licensor, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, the Licensor shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights, and the Licensor may, for such purposes, join the Company as a party plaintiff. The total cost of any such infringement action commenced solely by the Licensor shall be borne by the Licensor and the Licensor shall keep any recovery or damages for infringement or otherwise derived therefrom and such shall not be applicable to any payment obligation of the Company.

         9.6 In any suit to enforce and/or defend the Patent Rights pursuant to this License Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

                 ARTICLE 10 - LIMITATION OF LIABILITY, INDEMNITY
                 -----------------------------------------------

         10.1 The Licensor, by this License Agreement, makes no representations or warranties as to the validity and/or breadth of the inventions contained in the Patent Rights and the Company so acknowledges. The Licensor, by this License Agreement, makes no representations or warranties as to patents now held or which will be held by others in the field of the Licensed Products for a particular purpose.

         10.2 EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN, THE LICENSORS DO NOT MAKE, AND EXPRESSLY DISCLAIM ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO ANY MATTER WHATSOEVER, INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         10.3 The Company agrees to defend, indemnify and hold harmless the Licensor, its affiliates, directors, employees and officers from and against all liability, demands, damages, including without limitation, reasonable legal fees and expenses and losses including death, personal injury, illness or property damage arising directly or indirectly: (a) out of the use by the Company or its transferees of inventions licensed or information furnished under this License Agreement or (b) out of any testing, use, manufacture, import, sale or other disposition by the Company or its transferees of Patent Rights, Know-how or Licensed Products, in each case which are not the result of the Licensor's gross negligence or willful misconduct.

         10.4 Subject to the Stockholders Agreement, prior to entering into human clinical trials for a proposed Licensed Product, the Company shall purchase and maintain, at its own expense, during the term of this Agreement, and for a minimum of two (2) years following the expiration, termination or cancellation of this Agreement, a product liability policy from an insurance company or companies reasonably satisfactory to the Licensor. During any clinical development of Licensed Product, such coverage shall be for at least $2,000,000 per occurrence. Promptly upon commercial introduction of Licensed Product, the parties shall negotiate in good faith an increase in such coverage. The insurance policy relating to such coverage shall name the Licensor as an additional insured by way of endorsement or otherwise as its interests may appear. Within thirty (30) days following the Effective Date, the Company shall cause to be delivered to the Licensor an insurance certificate evidencing the insurance coverage required by this Section 10.4. Such insurance certificate shall name the Licensor as an additional insured as its interests may appear.

                             ARTICLE 11 - ASSIGNMENT
                             -----------------------

         This Agreement and the rights and duties appertaining hereto may not be assigned by either party without first obtaining the written consent of the other, which consent shall not be unreasonably withheld; or by the Company to an Affiliate Any such purported assignment, without the written consent of the other party, shall be null and of no effect. Notwithstanding the foregoing, the Company may assign this Agreement (i) subject to clause (ii) below, to a purchaser, merging or consolidating corporation, or acquiror of substantially all of the Company's assets or business and/or pursuant to any reorganization qualifying under section 368 of the Internal Revenue Code of 1986 as amended, as may be in effect at such time, or (ii) to an Affiliate of the Company subject to the consent of the Licensor which consent shall not be unreasonably withheld. In order to enable the Licensor or the Company, as the case may be, to make a determination regarding any such proposed assignment that is subject to the other party's consent pursuant to this paragraph, the party seeking such consent shall give the other party prior written notice thereof, such notice to be accompanied by the proposed assignment agreement, if available, or, if such agreement is not then available, by a description setting forth in reasonable detail, the identity of the proposed assignee and the terms and conditions of such assignment. The party entitled to consent to such assignment shall respond to any request for consent by the other party within fourteen (14) days following such party's receipt of the applicable notice and accompanying information. The failure of such party timely to respond to any such request for consent shall be deemed a consent to the assignment described in the other party's request.

                    ARTICLE 12 - PAYMENT OF FEES AND EXPENSES
                    -----------------------------------------

         Each of the Company and the Licensor shall be responsible for their own expenses relating to the preparation and consummation of this Agreement and the agreements and transactions contemplated hereby.

                    ARTICLE 13 - USE OF NAMES AND PUBLICATION
                    -----------------------------------------

         13.1 Nothing contained in this Agreement shall be construed as granting any right to the Company or its Affiliates to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the Licensor or any of its units (including contraction, abbreviation or simulation of any of the foregoing) without the prior, written consent of the Licensor; provided, however, that the Licensor acknowledges and agrees that the Company may use the name of the Licensor in various documents used by the Company for capital raising and financing without such prior written consent where the use of such names may be required by law. The Company agrees to promptly provide the Licensor with a copy of any documents used by the Company, which contain the name of the Licensor.

         13.2 Nothing herein shall be deemed to establish a relationship of principal and agent between the Licensor and the Company, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as creating a partnership between the Licensor and the Company, or as creating any other form of legal association or arrangement, which would impose liability upon one party for the act or failure to act of the other party.

         13.3 Notwithstanding the provisions of Article 15 hereof, in the event that the Licensor desires to publish or disclose, by written, oral or other presentation, Know-how, Patent Rights, or any material information related thereto then the Licensor shall notify the Company in writing by facsimile where confirmed by the receiving party, and/or by certified or registered mail (return receipt requested) of its intention at least sixty (60) days prior to any speech, lecture or other oral presentation and at least sixty (60) days before any written or other publication or disclosure. The Licensor shall include with such notice a description of any proposed oral presentation or, in any proposed written or other disclosure, a current draft of such proposed disclosure or abstract. The Company may request that the Licensor, no later than sixty (60) days following the receipt of such notice, delay such presentation, publication or disclosure in order to enable the Company to file, or have filed on their behalf, a patent application, copyright or other appropriate form of intellectual property protection related to the information to be disclosed or request that the Licensor does so. Upon receipt of such request to delay such presentation, publication or disclosure, the Licensor shall arrange for a delay of such presentation, publication or disclosure until such time as the Company or the Licensor has filed, or has had filed on its behalf, such patent application, copyright or other appropriate form of intellectual property protection in form and in substance reasonably satisfactory to the Company and the Licensor. This delay will not exceed thirty (30) days. If the Licensor does not timely receive any such request from the Company to delay such presentation, publication or disclosure, the Licensor may submit such material for presentation, publication or other form of disclosure.

             ARTICLE 14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
             -------------------------------------------------------

         14.1 Any payment, notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and sent by certified first class mail, postage prepaid, by hand delivery or by facsimile if confirmed in writing, in each case effective upon receipt, at the addresses below or as otherwise designated by written notice given to the other party:

               In the case of the Licensor:
                        Chief Executive Officer
                        Oleoyl-Estrone Developments SL
                        Josep Samitier 1-5
                        Barcelona Science Park
                        08028 Barcelona, Spain
                        Facsimile:  011 34 93 403 7098

               with a copy to:
                        Ezra G. Levin
                        Kramer, Levin, Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, NY 10022
                        Fax:     212-715-8000

               In the case of the Company:
                        Manhattan Pharmaceuticals, Inc.
                        c/o Horizon Biomedical Ventures, LLC
                        787 Seventh Avenue
                        New York, New York 10019
                        Tel: 212-554-4350
                        Fax: 212-554-4355
                        Attn: David M. Tanen

                              15 - CONFIDENTIALITY
                              --------------------

         15.1 Any proprietary or confidential information relating to the Invention (including but not limited to Know-how and patent prosecution documents relating to Patent Rights) collectively constitute the "Confidential

Information." The Company and the Licensor agree that they will not use the Confidential Information for any purpose unrelated to this Agreement or the University Contract, and will hold it in confidence during the term of this Agreement and for a period of five (5) years after the termination or expiration date of this Agreement. The Company and the Licensor shall exercise with respect to such the Confidential Information the same degree of care as the Company and the Licensor exercise with respect to their own confidential or proprietary information of a similar nature, and shall not disclose it or permit its disclosure to any third party (except to those of its employees, consultants, or agents who are bound by the same obligation of confidentiality as the Company of the Licensor is bound by pursuant to this Agreement). However, such undertaking of confidentiality by the Company or the Licensor shall not apply to any information or data which:

            15.1.1 The receiving party receives at any time from a third party lawfully in possession of same and having the right to disclose same.

            15.1.2 Is, as of the date of this Agreement, in the public domain, or subsequently enters the public domain through no fault of the receiving party.

            15.1.3  Is  independently   developed  by  the  receiving  party  as
demonstrated by written evidence without reference to information disclosed to the receiving party.

            15.1.4 Is disclosed pursuant to the prior written approval of the disclosing party.

            15.1.5 Is required to be disclosed pursuant to law or legal process (including, without limitation, to a governmental authority) provided, in the case of disclosure pursuant to legal process, reasonable notice of the impending disclosure is provided to the disclosing party and disclosing party has agreed to such disclosure in writing or has exhausted its right to contest such disclosure.

                           ARTICLE 16 - MISCELLANEOUS PROVISIONS
                           -------------------------------------

         16.1 This License Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to principles of conflicts of laws

         16.2 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the Company shall assume all legal obligations to do so and the costs in connection therewith.

         16.3 The Company shall observe all applicable United States and foreign laws with respect to the use, sale manufacture and transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the regulations of the Food and Drug Administration and its foreign equivalents, the International Traffic in Arms Regulations (ITAR), the Export Administration Regulations.

         16.4 The parties hereto acknowledge that this Agreement, including the Appendices and documents incorporated by reference, sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change of modification except by the execution of a written instrument subscribed to by the parties hereto.

         16.5 The provisions of this License Agreement are severable, and in the event that any provision of this License Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         16.6 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this License Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         16.7 The headings of the several articles are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         16.8 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

         16.9 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement may be delivered by facsimile transmission with the same legal effect as if delivery of an original were made in person.

         16.10 Each party hereto shall be excused from any breach of this Agreement, which is proximately caused by governmental regulation, act of war, strike, act of God or other similar circumstance normally deemed outside the control of the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, in triplicate by proper persons thereunto duly authorized.

                                      MANHATTAN PHARMACEUTICALS
                                      INC.


                                      By:
                                               ---------------------------------
                                      Name:
                                      Title:
                                               ---------------------------------
                                      Date:
                                      OLEOYL-ESTRONE DEVELOPMENTS SL

                                      By:
                                               ---------------------------------
                                      Name:

                                      Title:
                                               ---------------------------------

                                      Date:








[Signature Page of License Agreement, effective as of January __, 2002, between
  Oleoyl-Estrone Developments SL, as Licensor, and Manhattan Pharmaceuticals,
                               Inc., as Licensee]

                                   APPENDIX I
                                   ----------

1. United States Patent No. 5,798,348 entitled "Fatty-acid monoesters of estrogens for the treatment of obesity and/or overweight (October 30, 1996) (M. Alemany, Inventor)

2. European Patent Application No. 771,817 entitled "Fatty-acid monoesters of estrogens for the treatment of obesity and/or overweight" (October 28, 1996) (M. Alemany, Inventor)

3. Spanish Patent Application No. ES 200100785 entitled "Fatty-acid monoesters of estrogens acting as anti-diabetic and "hipolipemiante" agents" (March 28, 2001) (M. Alemany Lamana, Francisco Javier Remesar Betiloch and Jose Antonio Fernandez Lopez, Inventors)

4. Canadian Patent Application No. 2,316,330 entitled "Estrone and estrone esters and fat deposition promoting compounds in humans" (August 9, 2000) (M. Alemany Lamana, Francisco Javier Remesar Betiloch and Jose Antonio Fernandez Lopez, Inventors)